EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS AND STATEMENTS OF INCOME

The unaudited pro forma condensed consolidated statements of income and balance sheet required by Item 7 (b) are filed as part of this Form 8-K. The pro forma results give effect to the acquisition of East Midlands accounted for under the purchase method of accounting for the nine months ended September 30, 1996 and the twelve months ended December 31, 1995 as if the transaction has been consummated at the beginning of the periods presented for the unaudited pro forma condensed consolidated statements of income and at the end of the period presented for the pro forma condensed consolidated balance sheets. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 1996 include the results of operations of East Midlands for that period. Consequently, revenues of approximately $612.2 million and income from continuing operations after tax of approximately $67.8 million of East Midlands for the three month period ended March 31, 1996, have been included in both periods presented.

The unaudited pro forma condensed consolidated statements of income and balance sheets are based upon preliminary fair value allocations related to the purchase of East Midlands. The allocations are subject to revision after more detailed analyses, appraisals and evaluations are completed. DRI and East Midlands expect to finalize its fair value assessment in the year following the the acquisition. Accordingly, the final purchase price allocation may differ from the pro forma amouts set forth herein.

The condensed historical balance sheets and statements of income for each company and the pro forma consolidated financial statements for each company have been prepared in accordance with United States Generally Accepted Accounting Principles. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the East Midlands acquisition had taken place at the beginning of the period specified, nor is it necessarily indicative of future operating results. Pro forma financial statements were converted at the translation rate of 1.00 pound : $1.65, which was the prevailing rate of exchange at the close of business on November 5, 1996, the business day prior to the announcement of the Offer.

The unaudited pro forma condensed consolidated statements of income and balance sheets should be read in conjunction with the consolidated financial statements of DRI and the related notes thereto included in DRI's Combined Annual Report on Form 10-K for the year ended December 31, 1995 and DRI's Combined Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, as well as the financial statements of East Midlands, prepared in accordance with generally accepted accounting principles in the United Kingdom, for the fiscal year ended March 31, 1996 and the six months ended September 30, 1996 and notes thereto included in Item 7 (a) to this Current Report on Form 8-K.

                            DOMINION RESOURCES, INC.
         UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
              (in millions, except earnings per common share data)

                                          DRI             EAST        PRO FORMA        PRO FORMA
                                                        MIDLANDS     ADJUSTMENTS      CONSOLIDATED
                                                                                        INCOME
                                        --------        --------     -----------      ------------
REVENUES                                $3,647.0        $1,541.6       $    -           $5,188.6

OPERATING EXPENSES

  Operating, maintenance and
    other expenses                       2,244.8         1,240.6                         3,485.4
  Depreciation and amortization            456.7            55.1          52.7 d           564.5
  Restructuring                             29.2               -                            29.2
                                        --------        --------        ------          --------
  Total                                  2,730.7         1,295.7          52.7           4,079.1
                                        --------        --------        ------          --------

OPERATING INCOME                           916.3           245.9         (52.7)          1,109.5

OTHER INCOME (EXPENSE)
  Interest charges, net                   (293.5)          (20.0)       (109.2) e         (422.7)
  Other                                    (23.6)            9.2                           (14.4)
                                        --------        --------        ------          --------

INCOME FROM CONTINUING
OPERATIONS BEFORE TAX                      599.2           235.1        (161.9)            672.4

PROVISION FOR INCOME TAXES                (192.6)          (79.7)         42.0  f         (230.3)
                                        --------        --------        ------          --------

NET INCOME FROM CONTINUING
OPERATIONS FOR COMMON STOCK             $  406.6        $  155.4       $(119.9)         $  442.1
                                        ========        ========       =======          ========

EARNINGS PER COMMON SHARE-
CONTINUING OPERATIONS                   $   2.29                                        $   2.49
                                        ========                                        ========

WEIGHTED AVERAGE
COMMON SHARE OUTSTANDING                   177.6                                           177.6
                                        ========                                        ========

See notes to unaudited condensed consolidated pro forma financial data

                            DOMINION RESOURCES, INC.
         UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              (in millions, except earnings per common share data)

                                          DRI          EAST             PRO FORMA     PRO FORMA
                                                      MIDLANDS         ADJUSTMENTS   CONSOLIDATED
                                       TWELVE MOS.   TWELVE MOS.                     TWELVE MOS.
                                         ENDED         ENDED                            ENDED
                                      DECEMBER 31,    MARCH 31,                      DECEMBER 31,
                                          1995           1996                            1995
                                      ------------   -----------      ------------   ------------
REVENUES                                $4,651.7        $2,114.1        $    -          $6,765.8

OPERATING EXPENSES

  Operating, maintenance and
    other expenses                       2,951.2         1,725.2                         4,676.4
  Depreciation and amortization            551.0            71.4           70.3  d         692.7
  Restructuring                            121.5                                           121.5
                                        --------        --------        -------         --------
  Total                                  3,623.7         1,796.6           70.3          5,490.6
                                        --------        --------        -------         --------

OPERATING INCOME                         1,028.0           317.5          (70.3)         1,275.2

OTHER INCOME (EXPENSE)
  Interest charges, net                   (381.7)          (16.3)        (145.6) e        (543.6)
  Other                                    (39.2)          146.4         (115.8) g          (8.6)
                                        --------        --------        -------         --------

INCOME FROM CONTINUING
OPERATIONS BEFORE TAX                      607.1           447.6         (331.7)           723.0

PROVISION FOR INCOME TAXES                (182.1)          (83.5)          67.3  f        (198.3)
                                        --------        --------        -------         --------

NET INCOME FROM CONTINUING
OPERATIONS FOR COMMON STOCK             $  425.0        $  364.1        $(264.4)        $  524.7
                                        ========        ========        =======         ========

EARNINGS PER COMMON SHARE-
CONTINUING OPERATIONS                   $   2.45                                        $   3.02
                                        ========                                        ========

WEIGHTED AVERAGE
COMMON SHARES OUTSTANDING                  173.8                                           173.8
                                        ========                                        ========

See notes to unaudited condensed consolidated pro forma financial data


                            DOMINION RESOURCES, INC.
            UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1996
                                 (in millions)

                                              DRI           EAST        PRO FORMA       PRO FORMA
                                                          MIDLANDS     ADJUSTMENTS       BALANCE
                                                                                          SHEET
ASSETS

Current Assets                            $ 1,355.0      $  333.0        $      -        $ 1,688.0

Investments                                 1,487.5          30.4                          1,517.9

Property, plant and equipment              10,532.9       1,309.8           353.6  a      12,196.3

Goodwill and other intangibles                                            1,842.2  a,d     1,842.2

Deferred Charges and Other                  1,120.3           8.3            46.4  a       1,175.0
                                          ---------      --------        --------        ---------
TOTAL ASSETS                              $14,495.7      $1,681.4        $2,242.2        $18,419.3
                                          =========      ========        ========        =========

LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities                       $ 1,381.9      $  429.7        $      -        $ 1,811.6

Long-term debt                              4,920.3         412.5         2,242.7  b       7,652.4
                                                                             76.9  a

Deferred credits and other liabilities      2,460.0         344.4           417.4  a,h     3,221.8


Shareholders' equity
  Preferred stock                             824.0                                          824.0
  Common stock                              3,412.7         294.5          (294.5) c       3,412.7
  Retained earnings                         1,487.8         200.3          (200.3) c       1,487.8
  Other                                         9.0                                            9.0
                                           --------      --------        --------        ---------
     Total                                  5,733.5         494.8          (494.8)         5,733.5
                                           --------      --------        --------        ---------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                      $14,495.7      $1,681.4        $2,242.2        $18,419.3
                                          =========      ========        ========        =========

See notes to unaudited condensed consolidated pro forma financial data

      Notes to Pro Forma Condensed Combined Unaudited Financial Data

      The pro forma adjustments to reflect the effect of the East
      Midlands acquisition are as follows:

      a. The adjustments which have been made to the assets and liabilities of East Midlands to reflect the effect of the acquisition accounted for as a purchase business combination, determined as if the acquisition occurred on September 30, 1996, are as follows (in millions):


      Property and plant                               $   353.6
      Goodwill                                           1,842.2
      Deferred taxes                                        46.4
      Other liabilities                                    (54.4)
      Accrued preacquistion contingencies                 (363.0)
      Long term debt                                       (76.9)
                                                       ---------
           Net increase in assets and liabilities      $  1747.7

      Included in accrued preacquisition contingencies are reserves for contingent liabilities existing at East Midlands at the time of acquisition relating to a contract that East Midlands had entered into relating to the purchase of approximately 350MW of capacity from a 40% owned related party, Corby Power Limited, that expires on October 1, 2008. The contract sets prices that move in line with certain indices and fuel costs. Contract prices are expected to exceed those paid by East Midlands to the electricity pool which is operated by The National Grid Group.

      b. The cash which was used to finance the acquisition of East Midlands, including estimated transaction costs, has been presented in the pro forma adjustments as additional indebtedness incurred as follows in millions:

       Increased borrowings from 1997 Revolving Credit Agreement       $ 1,155.0
       Increased borrowings from 1997 Short-term Credit Agreement        1,066.2
       Increased borrowings from Loan Notes                                 21.5
                                                                     -----------
           Total                                                       $ 2,242.7

       Payments to shareholders                                        $ 2,194.6
       Other direct transaction and financing costs                         48.1
                                                                     -----------
           Total  Purchase Price                                       $ 2,242.7

      c. The historical common stock and retained earnings of East Midlands has been eliminated.

      d. Depreciation and amortization expense has been increased for the step-up in basis of property and plant acquired and the increase in amortization expense of goodwill recorded in connection with the acquisition of East Midlands. The policy of DRI is to provide depreciation and amortization expense over the estimated remaining useful life of the identifiable assets and to periodically assess the carrying value of such assets for possible impairment in accordance with Statement of Financial Accounting Standard No. 121.

      The fair value of property and equipment is depreciated using a systematic method, which approximates the straight line method, over the remaining portion (between 1 and 60 years) of the original asset lives (between 3 and 60 years).

      Amortization of the excess of purchase price over the net assets acquired is recorded using the straight line method over 40 years.

      e. Reflects interest expense on indebtedness incurred or to be incurred pursuant to the 1997 Revolving Credit Agreement, the 1997 Short-Term Credit Agreement, and the Loan Notes used to finance the acquisition. The interest expense on indebtedness incurred to finance the acquisition is at variable rates and has been computed at the weighted average of 6.493% effective during March 1997.

      f. The pro forma income statements have been adjusted to include the estimated income tax effects of the adjustments resulting from the acquisition using a statutory tax rate of 33%.

      g. East Midlands historical Statement of Earnings for the year ended March 31, 1996, has been adjusted to eliminate one time non-recurring income and expense of $289.6 million and $173.7 million, respectively. This income and expense is attributable to the receipt of shares of the National Grid Group plc and associated dividend income and related customer discounts.

      h. The Labour Party has asserted that, if they are elected at the next General Election, which will be held on May 1, 1997, they will seek to introduce a "windfall" assessment to be levied on the privatized utilities including East Midlands. The basis for such a potential assessment is unknown but, if introduced, such assessment could be substantial.